Exhibit 99.9

Notice of Guaranteed Delivery

For Shares of Common Stock

of

Popular, Inc.

(Not to be used for Signature Guarantees)

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 19, 2005, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a subscription rights order form (“Order Form”) evidencing subscription rights to purchase shares of common stock, $6.00 par value (the “Common Stock”), of Popular, Inc., a Puerto Rico corporation (the “Company”) (the “Shares”) are not immediately available and cannot be delivered to Mellon Bank, N.A., as subscription agent (the “Subscription Agent”), prior to the Expiration Date (as defined in the Prospectus (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Subscription Agent.

The Subscription Agent for the Offer is:

Mellon Bank, N.A.

By Mail:	By Hand or Overnight Courier:
Mellon Bank, N.A.	Mellon Bank, N.A.
c/o Mellon Investor Services LLC	c/o Mellon Investor Services LLC
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 3301	480 Washington Blvd 27th Floor
South Hackensack, NJ 07606	Jersey City, NJ 07310

By Facsimile Transmission:

(For Eligible Institutions Only)

(917) 320-6320

To Confirm Facsimile Only:

(866) 325-9972

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE SUBSCRIPTION AGENT.

This form is not to be used to guarantee signatures. If a signature on an Order Form is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on an Order Form.

The Eligible Institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Order Form to the Subscription Agent within the period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

The undersigned hereby subscribes, pursuant to the subscription order form, for shares of common stock of Popular, Inc., a company organized and existing under the laws of Puerto Rico, upon the terms and subject to the conditions set forth in the Prospectus, dated November 23, 2005 (the “Prospectus”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in the Prospectus.

Name(s) of Record Holder(s):
(Please print)

Number of Shares subscribed for pursuant to the Basic Subscription Right, as defined in the Prospectus:
(Please print)

Number of Shares subscribed for pursuant to the Oversubscription Right, as defined in the Prospectus:
(Please print)

Address(es):

Name of Subscribing Institution:

Area Code and Telephone Number(s):

Signature(s):

Account Number:

Dated:

GUARANTEE

(Not to be Used for Signature Guarantee)

The undersigned, a participant in a Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Subscription Agent, properly completed and daily executed subscription rights order forms representing the rights to subscribe for shares of common stock of Popular, Inc., par value $6.00 per share, or a manually signed facsimile thereof, with any required signature guarantees and any other documents required by such forms, within three Nasdaq Stock Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the subscription rights order form to the Subscription Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

(Authorized Signature)

Name (Please type or print)

Title

Date